UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2024 (the “Closing Date”) AMC Entertainment Holdings, Inc. (the “Company”) completed a series of refinancing transactions (the “Transactions”) with two creditor groups to refinance and extend to 2029 and 2030 the maturities of approximately $1.6 billion of the Company’s debt maturing in 2026. These arrangements provide for the potential additional refinancing of up to approximately $800 million of debt maturing in 2026 or earlier.

In connection with the refinancing:

•	The Company and Muvico, LLC, a newly formed indirect wholly-owned subsidiary of the Company (“Muvico”), entered into that certain Credit Agreement (the “New Term Loan Credit Agreement”), by and among the Company and Muvico, each, as a borrower (collectively, the “New Term Loan Borrowers”), the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacities, the “New Term Loan Agent”), pursuant to which the Company and Muvico jointly and severally borrowed $1.2 billion of new term loans maturing 2029 (“New Term Loans”).

•	The New Term Loans were (i) used as consideration for the open market purchase of $1.1 billion of the Company’s existing senior secured term loans maturing in 2026 (“Existing Term Loans”) and (ii) exchanged for $104.2 million of the Company’s 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 (“Second Lien Notes”). Under the terms of the New Term Loan Credit Agreement, lenders of remaining Existing Term Loans will be entitled to exchange their remaining Existing Term Loans for New Term Loans subject to certain terms and conditions.

•	Muvico also completed a private offering for cash of $414.4 million aggregate principal amount of 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 (the “Exchangeable Notes”), which are guaranteed by the Company, the existing guarantors under the Existing Term Loans and the Existing First Lien Notes (as defined herein) (the “Existing Guarantors”) and Centertainment (as defined below) and which are exchangeable into the Company’s Class A common stock (“Common Stock”) on the terms described herein.

•	Muvico used the proceeds of the offering of Exchangeable Notes to repurchase $414.4 million aggregate principal amount of Second Lien Notes. Muvico is entitled to issue up to an additional $50.0 million of Exchangeable Notes (“Additional Exchangeable Notes”), the proceeds of which must be used to repurchase other outstanding debt due in 2025, 2026 and 2027.

In connection with the formation of Muvico, among other things:

•	The Company and certain of its subsidiaries (collectively, “AMC”) transferred certain leases, owned real property and related assets and rights in respect of 175 theatres (the “Transferred Theatres”) to Muvico, along with certain intellectual property, including the AMC brand name, (the “Transferred IP”), pursuant to an asset transfer agreement (the “Asset Transfer Agreement”).

•	Muvico and AMC entered into a management services agreement (the “Management Services Agreement”), pursuant to which Muvico engaged AMC to manage and operate the Transferred Theatres and provide certain other management services to Muvico.

•	Muvico and AMC entered into an intellectual property license agreement (the “Intercompany License Agreement”), pursuant to which Muvico granted AMC a license to use the Transferred IP.

Muvico is a direct subsidiary of Centertainment Development, LLC (“Centertainment”). Each of Muvico and Centertainment is an “unrestricted subsidiary” under the Existing Term Loans and the Existing First Lien Notes and therefore not subject to various restrictive covenants under the covenants governing such indebtedness.

Existing Credit Agreement Amendment

On the Closing Date, the Company entered into that certain Fourteenth Amendment to Credit Agreement (the “Existing Credit Agreement Amendment”), by and among the Company, the Existing Guarantors, the lenders party thereto (which constituted the “Required Lenders” as defined in the Existing Credit Agreement referred to below, the “Specified Existing Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, which amends the credit agreement governing the Existing Term Loans (as amended through the Thirteenth Amendment to Credit Agreement, dated as of June 23, 2023, the “Existing Credit Agreement”). Pursuant to the Existing Credit Agreement Amendment, certain provisions of the Existing Credit Agreement, including certain affirmative covenants, negative covenants and events of default were removed with the consent of the Specified Existing Lenders. In addition, the Specified Existing Lenders consented to all of the transactions described herein and consented to, and directed Wilmington Savings Fund Society, FSB, as collateral agent in respect of the Existing Term Loans (in such capacity, the “Existing Credit Agreement Collateral Agent”), to enter into the Credit Facilities Intercreditor Agreement (as defined below).

The foregoing summary of the Existing Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Existing Credit Agreement Amendment attached as Exhibit 4.1 hereto, and is incorporated herein by reference.

New Term Loan Credit Agreement

Amortization, Interest, Guarantees and Security

The New Term Loan Credit Agreement provides for (i) the New Term Loans in an initial aggregate principal amount of $1,229,415,340 and (ii) the ability of the New Term Loan Borrowers to incur additional New Term Loans, the proceeds of which will be used in connection with future open market purchases of the Existing Term Loans.

The New Term Loans mature on January 4, 2029 (or, if at least $190,000,000 of Existing First Lien Notes have not been repurchased (and cancelled), repaid or refinanced by October 5, 2028, then October 5, 2028). The New Term Loans are subject to amortization of principal, payable in quarterly installments on the last business day of each fiscal quarter, commencing on September 30, 2024, equal to 1.00% per annum. The remaining aggregate principal amount outstanding (together with accrued and unpaid interest on the principal amount) of the New Term Loans is payable at maturity.

The New Term Loans bear interest, at the option of the New Term Loan Borrowers, at rates equal to either (i) a base rate plus a margin of between 500 and 600 basis points depending on the total leverage ratio of the Company and its subsidiaries on a consolidated basis (the “Total Leverage Ratio”) and (ii) Term SOFR plus a margin of between 600 and 700 basis points depending on the Total Leverage Ratio. Until the delivery under the New Term Loan Credit Agreement of the financial statements for the first full fiscal quarter ending after the Closing Date, the New Term Loans bear interest, at the option of the Company, at either (i) the base rate plus a margin of 600 basis points or (ii) Term SOFR plus a margin of 700 basis points.

The New Term Loans are guaranteed, subject to limited exceptions, by Centertainment and Muvico and their future respective subsidiaries (collectively, the “Centertainment Group Parties”) and the Existing Guarantors, and are secured by liens on substantially all of the tangible and intangible assets owned by the Company and such guarantors, in each case, subject to limited exceptions set forth in the New Term Loan Credit Agreement.

Covenants and Events of Default

The New Term Loan Credit Agreement contains covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) enter into transactions with its affiliates; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and (vii) maintain cash in the accounts of the Company and its subsidiaries (other than the Centertainment Group Parties). These covenants are subject to a number of important limitations and exceptions. The New Term Loan Credit Agreement also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Term Loans to become immediately due and payable.

The foregoing summary of the New Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Credit Agreement attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Exchangeable Notes Indenture

Interest, Guarantees and Security

The Exchangeable Notes were issued pursuant to an indenture (the “Exchangeable Notes Indenture”) dated as of the Closing Date, by and among Muvico, Centertainment, the Company, the Existing Guarantors and GLAS Trust Company LLC, as trustee (in such capacity, the “Exchangeable Notes Trustee”) and as collateral agent (in such capacity, the “Exchangeable Notes Collateral Agent”).

The Exchangeable Notes will bear interest at a rate of 6.00% per annum, if paid in cash, and 8.00% per annum, if paid in-kind by issuing Exchangeable Notes (“PIK Notes”), having the same terms and conditions as the Exchangeable Notes (“PIK Interest”), in each case, payable semi-annually in arrears on June 15 and December 15, beginning on December 15, 2024. The Exchangeable Notes will mature on April 30, 2030, unless redeemed or exchanged in full prior to such maturity date, pursuant to the terms contained in the Exchangeable Notes Indenture.

Muvico’s obligations under the Exchangeable Notes are fully and unconditionally guaranteed on a joint and several basis by the Company, Centertainment and its future subsidiaries (subject to certain exceptions), and all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness, including under the New Term Loan Credit Agreement. The Exchangeable Notes are secured (a) on a second lien priority basis by substantially all of the tangible and intangible assets of the Centertainment Group Parties and (b) on a first lien priority basis (but subject to a limitation on the amount of obligations so secured) by substantially all of the tangible and intangible assets of the Company and the Existing Guarantors, subject to certain turnover obligations relative to the New Term Loans.

Exchange Mechanics; Soft Call; Fundamental Change; Redemption

At any time prior to the close of business on the second Trading Day (as defined in the Exchangeable Notes Indenture) immediately preceding the final maturity date of the Exchangeable Notes, each holder of the Exchangeable Notes shall have the right, at its option, to surrender for exchange all or a portion of its Exchangeable Notes at the Exchange Rate (as defined in the Exchangeable Notes Indenture) for Class A common stock of the Company. The Exchange Rate is initially set at 176.6379 shares of the Common Stock per $1,000 principal amount of Exchangeable Notes exchanged, which reflects a price of $5.66 per share Common Stock (“Exchange Price”), which price is equal to 113% of the closing price per share of the Common Stock on July 19, 2024. The Exchange Rate is subject to customary adjustments and anti-dilution protections (as provided in the Exchangeable Notes Indenture).

At any time prior to the close of business on the second Trading Day immediately preceding the final maturity date of the Exchangeable Notes, Muvico will also have the right, at its election, to redeem all (but not less than all) of the outstanding Exchangeable Notes at a price equal to the aggregate principal amount of the Exchangeable Notes, plus accrued and unpaid interest thereon to, but excluding, the date of such redemption if the Daily VWAP (as defined in the Exchangeable Notes Indenture) per share of Common Stock exceeds 140% of the Exchange Price for fifteen (15) consecutive Trading Days ending on (and including) the Trading Day immediately before the date on which Muvico sends a notice to holders calling such Exchangeable Notes for redemption (a “Soft Call Notice”). Any such Soft Call Notice will provide that the applicable redemption of the Exchangeable Notes will occur on a business day of Muvico’s choosing, not more than ten (10) and not less than five (5) business days after the date of the Soft Call Notice. Notwithstanding the foregoing, holders of Exchangeable Notes will be entitled within two (2) business days of such Soft Call Notice to submit their Exchangeable Notes for exchange under the terms of the Exchangeable Notes Indenture.

In the event that holders of Exchangeable Notes voluntarily elect to exchange their Exchangeable Notes, such holders will also be entitled to a make-whole premium (the “Exchange Adjustment Consideration”) equal to (i) prior to the third anniversary of the Issue Date, 18.0% of the aggregate principal amount of the Exchangeable Notes being exchanged; (ii) on or after the third anniversary and prior to the fourth anniversary of the Issue Date, 12.0% of the aggregate principal amount of the Exchangeable Notes being exchanged; and (iii) on or after the fourth anniversary of the Issue Date and prior to the fifth anniversary, 6.0% of the aggregate principal amount of the Exchangeable Notes being exchanged. Muvico, at its option, will be entitled to pay the Exchange Adjustment Consideration in the form of shares of Common Stock (using a modified exchange price equal to 140% of the Exchange Price), subject to restrictions under the New Credit Agreement, cash in twelve (12) equal installments over the twelve-month period following the applicable exchange or a combination thereof.

If certain corporate events that constitute a Fundamental Change (as defined in the Exchangeable Notes Indenture) occur, then holders will have the right to require Muvico to repurchase their Exchangeable Notes at a cash repurchase price equal to 100% of the aggregate principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (as defined in the Exchangeable Notes Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company, stockholder approval of any plan or proposal for the liquidation or dissolution of the Company and certain de-listing events with respect to the Common Stock.

Muvico will also be required to mandatorily redeem all of the issued and outstanding Exchangeable Notes at a purchase price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase in the event that, as of ninety (90) days prior to the maturity date of the Company’s 7.50% first lien secured notes due 2029 (the “Existing First Lien Notes”), the aggregate principal amount outstanding of the Existing First Lien Notes with a maturity date prior to April 30, 2030 exceeds $190,000,000.

Covenants and Events of Default

The Exchangeable Notes Indenture contains covenants that limit the Centertainment Group Parties’ ability to, among other things: (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) enter into transactions with its affiliates; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and (vii) impair the security interest in the collateral. These covenants are subject to a number of important limitations and exceptions. The Exchangeable Notes Indenture also incorporates the other restrictive covenants contained in the New Term Loan Credit Agreement. The Exchangeable Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Exchangeable Notes to be due and payable immediately.

Additional Exchangeable Notes

The Exchangeable Notes Indenture provides that Muvico may issue an additional $50.0 million aggregate principal amount of Additional Exchangeable Notes from time to time to fund purchases of the Company’s remaining outstanding Second Lien Notes, 5.75% senior subordinated notes due 2025 and the existing term loan facilities under the Existing Credit Agreement. Until the date that is three months following the Issue Date, only the initial purchasers of the Exchangeable Notes and their designated affiliates have the right to purchase for cash such Additional Exchangeable Notes, and the proceeds may only be used to repurchase outstanding debt securities on terms agreed with such purchasers and/or their designated affiliates. Any such Additional Exchangeable Notes, if issued, will have the same terms and exchange price as the Exchangeable Notes originally issued under the Exchangeable Notes Indenture.

Registration Rights

The Exchangeable Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements of the Securities Act and applicable state securities laws.

In connection with the issuance of the Exchangeable Notes, the Company agreed to file a prospectus supplement to its shelf registration statement on Form S-3 registering the resale on a continuous or delayed basis of the shares of Common Stock underlying the Exchangeable Notes, any Additional Exchangeable Notes, any Exchangeable Notes issued upon payment of interest in-kind and Exchange Adjustment Consideration payable in shares of Common Stock. This description is not an offering of any such Exchangeable Notes. A copy of the opinion of Weil, Gotshal & Manges LLP, relating to the validity of the Common Stock registered pursuant to the prospectus supplement, is filed with this Current Report on Form 8-K as Exhibit 5.1.

The foregoing summary of the Exchangeable Notes Indenture and Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the Exchangeable Notes Indenture and the form of Exchangeable Note attached hereto as Exhibits 4.3 and 4.4, respectively and are incorporated herein by reference.

Intercreditor Agreements

First Lien/Second Lien Centertainment Group Intercreditor Agreement

On the Closing Date, the Company, Centertainment, Muvico and the Existing Guarantors, Wilmington Savings Fund Society, FSB, as collateral agent under the New Term Loan Credit Agreement (in such capacity, the “New Term Loan Collateral Agent”), and the Exchangeable Notes Collateral Agent entered into that certain First Lien/Second Lien Intercreditor Agreement (the “First Lien/Second Lien Centertainment Group Intercreditor Agreement”) to govern the relative priorities of the security interests of the New Term Loan Collateral Agent and the Exchangeable Notes Collateral Agent in the collateral granted by the Centertainment Group Parties and certain other matters related to the administration of security interests.

Existing First Lien Restricted Group Intercreditor Joinder Agreement

On the Closing Date, the Company, the Existing Guarantors, the New Term Loan Collateral Agent, the Exchangeable Notes Collateral Agent, and the Existing Credit Agreement Collateral Agent entered into that certain Joinder No. 4 to the First Lien Intercreditor Agreement (the “Existing First Lien Restricted Group Intercreditor Joinder Agreement”), pursuant to which the New Term Loan Collateral Agent and the Exchangeable Notes Collateral Agent joined that certain First Lien Intercreditor Agreement, dated as of April 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Restricted Group First Lien Intercreditor Agreement”), among the Company, the Existing Guarantors, the Existing Credit Agreement Collateral Agent and U.S. Bank National Association, as collateral agent in respect of the Existing First Lien Notes (in such capacity, the “Existing First Lien Notes Collateral Agent”), as collateral agents thereunder, and became bound by the Existing Restricted Group First Lien Intercreditor Agreement, which governs the relative priorities of the collateral agents party thereto and their respective security interests in the collateral granted by the Company and the Existing Guarantors and certain other matters related to the administration of security interests in such Collateral.

Credit Facilities Intercreditor Agreement

On the Closing Date, the New Term Loan Collateral Agent and the Existing Credit Agreement Collateral Agent entered into that certain Credit Facilities Intercreditor Agreement (the “Credit Facilities Intercreditor Agreement”), by and between the New Term Loan Collateral Agent and the Existing Credit Agreement Collateral Agent, and acknowledged by the Company, Centertainment, Muvico and the Existing Guarantors, which provides for the subordination in right of payment of the Existing Term Loans to the New Term Loans and the subordination of the liens securing the Existing Term Loans to those securing the New Term Loans and governs certain other matters related to the administration of security interests in such collateral.

The foregoing summaries of the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Existing First Lien Restricted Group Intercreditor Joinder Agreement and the Credit Facilities Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Existing First Lien Restricted Group Intercreditor Joinder Agreement and the Credit Facilities Intercreditor Agreement attached hereto as Exhibits 4.5, 4.6 and 4.7, respectively, and are incorporated herein by reference.

Intercompany Agreements

Asset Transfer Agreement

American Multi-Cinema, Inc., a Missouri corporation and wholly-owned subsidiary of the Company (“Multi-Cinema”), Centertainment and Muvico entered into that certain Asset Transfer Agreement, pursuant to which Multi-Cinema conveyed the Transferred Theatres and Transferred IP to Centertainment, and Centertainment conveyed the Transferred Theatres and Transferred IP to Muvico, subject to the terms and conditions set forth therein and certain ancillary agreements entered into pursuant thereto.

Management Services Agreement

In connection with the Asset Transfer Agreement, Muvico and AMC entered into that certain Management Services Agreement, pursuant to which Muvico engaged AMC to manage and operate the Transferred Theatres and to provide other general management services in connection therewith, subject to the terms and conditions set forth therein.

Intercompany License Agreement

In connection with the Asset Transfer Agreement, Muvico and AMC entered into that certain Intercompany License Agreement, pursuant to which Muvico granted AMC a license to use the Transferred IP in connection with the management and operation of the Transferred Theatres, subject to the terms and conditions set forth therein.

Each of the foregoing summaries of the Asset Transfer Agreement, Management Services Agreement and Intercompany License Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Transfer Agreement, Management Services Agreement and Intercompany License Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively and incorporated herein by reference.

Supplemental Indenture

Prior to the foregoing transactions, with the consent of the holders of two-thirds of the outstanding Second Lien Notes, the Company, the Existing Guarantors and the Trustee and Notes Collateral Agent entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Company’s Second Lien Notes (the “Second Lien Notes Indenture”). Among other things, the Supplemental Indenture (i) eliminated substantially all of the restrictive covenants, certain events of default and the related provisions contained in the Second Lien Notes Indenture and (ii) released the existing subsidiary guarantees of, and the liens on the collateral securing the obligations of the Company under, the Second Lien Notes Indenture. The Supplemental Indenture did not modify any subordination provision or the maturity or economic terms of the Second Lien Notes.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture attached hereto as Exhibit 4.8 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company is furnishing as Exhibit 99.1 certain illustrative pro-forma historical consolidating information for the Muvico theatres transferred, which was provided confidentially to certain creditors and which speak only as of December 31, 2023 and March 31, 2024 and the periods ending thereon. Accordingly, such information does not speak as to any subsequent or current period, and is being provided pursuant to certain cleansing obligations with those creditors.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the headings “New Term Loan Credit Agreement” and “Exchangeable Notes Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Exchangeable Notes Indenture” is incorporated by reference into this Item 3.02.

The Exchangeable Notes were issued to the purchasers in reliance on Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Muvico relied on this exemption from registration based in part on representations made by the purchasers receiving the Exchangeable Notes in the purchase agreement pursuant to which the Exchangeable Notes were sold. Any Additional Exchangeable Notes that such purchasers are entitled to purchase will also be issued in reliance on Section 4(a)(2) of the Securities Act. Any PIK Notes issued in connection with the Exchangeable Notes or the Additional Exchangeable Notes will be issued in reliance on Section 4(a)(2) of the Securities Act in transactions not involving any public offering based in part on representations made by the purchasers receiving the Exchangeable Notes or the Additional Exchangeable Notes in the respective purchase agreements pursuant to which such Exchangeable Notes or Additional Exchangeable Notes were sold.

At the initial exchange rate, if all of the Exchangeable Notes and Additional Exchangeable Notes were exchanged and settled through the delivery of shares of Common Stock, this would result in the issuance of 92,584,105 shares of Common Stock, including shares issuable pursuant to the Exchange Adjustment Consideration. In the event the Company were to elect to make PIK Interest payments in the form of additional PIK Notes for each interest payment through maturity, up to 128,817,328 shares of Common Stock could be issued. Any shares of Common Stock that may be issued upon exchange of the Exchangeable Notes, Additional Exchangeable Notes and any PIK Notes will be issued pursuant to an exemption provided in Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 certain illustrative pro-forma historical consolidating information for the Muvico theatres transferred, which was provided confidentially to certain creditors and which speak only as of December 31, 2023 and March 31, 2024 and the periods ending thereon. Accordingly, such information does not speak as to any subsequent or current period, and is being provided pursuant to certain cleansing obligations with those creditors.

The information included in Exhibit 99.1 is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K, respectively, and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Fourteenth Amendment to Credit Agreement, by and among AMC Entertainment Holdings, Inc., the guarantors party thereto, the lenders party thereto and the Existing Credit Agreement Collateral Agent, dated as of July 22, 2024.
4.2	Credit Agreement, by and among AMC Entertainment Holdings, Inc., as a borrower, Muvico, LLC, as a borrower, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, dated as of July 22, 2024.
4.3	Exchangeable Notes Indenture, by and among Muvico, LLC, the guarantors party thereto, and GLAS Trust Company LLC, as trustee and as notes collateral agent, dated as of July 22, 2024.
4.4	Form of 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Note due 2030 (included as Exhibit A to Exhibit 4.3 hereto).
4.5	First Lien/Second Lien Intercreditor Agreement, by and among AMC Entertainment Holdings, Inc., Muvico, LLC, the other guarantors from time to time party thereto, the New Term Loan Collateral Agent, the Exchangeable Notes Collateral Agent and each Additional Junior Agent (as defined therein) from time to time party thereto, dated as of July 22, 2024.
4.6	Joinder No. 4 to First Lien Intercreditor Agreement, by and among AMC Entertainment Holdings, Inc., the guarantors party thereto, the New Term Loan Collateral Agent, the Exchangeable Notes Collateral Agent and the Existing Credit Agreement Collateral Agent, dated as of July 22, 2024.
4.7	Credit Facilities Intercreditor Agreement, by and between the Existing Credit Agreement Collateral Agent and the New Term Loan Collateral Agent, and acknowledged by AMC Entertainment Holdings, Inc. and the guarantors party thereto, dated as of July 22, 2024.
4.8	Supplemental Indenture, by and among AMC Entertainment Holdings, Inc., the guarantors party thereto, and GLAS Trust Company LLC, as trustee and as notes collateral agent, dated as of July 22, 2024.
5.1	Opinion of Weil, Gotshal & Manges LLP.
10.1	Asset Transfer Agreement, by and among American Multi-Cinema, Inc., Centertainment Development, LLC, and Muvico, LLC, dated as of July 22, 2024.
10.2	Management Services Agreement, by and among Muvico, LLC, Centertainment Development, LLC, and American Multi-Cinema, Inc. (together with its applicable affiliates thereto), dated as of July 22, 2024.
10.3	Intercompany License Agreement, by and among Muvico, LLC and American Multi-Cinema, Inc. (together with its applicable affiliates thereto), dated as of July 22, 2024.
23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).
99.1	Pro Forma Consolidating Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: July 22, 2024	By:	/s/ Kevin M. Connor
Name: Kevin M. Connor
Title: Senior Vice President, General Counsel and Secretary